EXHIBIT 99.1

Citizens South Banking Corporation Announces Second Quarter Results

GASTONIA, N.C., July 26, 2010 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the parent company for Citizens South Bank, reported net income available to common stockholders of $98,000, or $0.01 per diluted share, for the quarter ended June 30, 2010, compared to $55,000, or $0.01 per diluted share, for the quarter ended June 30, 2009.

President Kim S. Price stated, "We are pleased to report positive earnings and improving asset quality metrics in a challenging but improving economy and real estate market. Also, we are encouraged by the continued expansion of our net interest margin, which we view as a catalyst for earnings growth as economic conditions improve and loan loss provisions normalize."

Second Quarter Financial Highlights:

Credit Quality

The Company's credit quality continues to compare favorably with southeastern peers and some credit-quality metrics are demonstrating signs of improvement as net loan charge-offs on "non-covered" loans (loans not covered under FDIC loss-share agreements) have decreased over the past two quarters from $4.5 million during the fourth quarter of 2009 to $3.0 million during the first quarter of 2010 to $2.4 million during the second quarter of 2010. The current level of net loan charge-offs represented 1.61% of average non-covered loans during the second quarter. Also, total non-covered non-performing loans decreased by $729,000 to $13.0 million at June 30, 2010, from $13.7 million at March 31, 2010. This represents the first quarterly decrease in non-covered non-performing loans since December 2008. However, total non-covered past due loans increased by $2.9 million to $21.8 million at June 30, 2010. Despite the positive trends in net loan charge-offs and non-performing loans, the Company maintained its quarterly provision for loan losses at $3.0 million for the second quarter of 2010 compared to $3.0 million for the first quarter of 2010 in order to continue to build loan loss reserves in this continuing uncertain economy. As a result, the Company's allowance for loan losses increased to $9.8 million, or 1.62% of total non-covered loans, at June 30, 2010, as compared to $9.2 million, or 1.52% of total non-covered loans, at March 31, 2010. The $3.0 million provision for loan losses was attributable to the Company's non-covered loan portfolio, which excludes loans that are subject to the FDIC loss-share agreements.

President Price commented, "Our primary focus has been and continues to be on asset quality. With improving trends in unemployment levels and a stabilizing housing market, we remain cautiously optimistic about the future direction of the local economy, but are maintaining our current loan loss provision level until such time as these indicators are more clearly sustainable."

Net Interest Margin

The Company's net interest margin improved to 3.34% for the second quarter of 2010, as compared to 2.92% for the second quarter of 2009 and 3.20% for the first quarter of 2010. This 14 basis-point expansion of the linked-quarter net interest margin represents the fifth consecutive quarter in which the Company has experienced margin improvement. The Company has focused on increasing core demand deposit accounts, which has contributed to a decrease in the cost of funds. Also, during the second quarter of 2010, the Company repaid $12.5 million of higher-costing FHLB advances that had been assumed in the FDIC-assisted Bank of Hiawassee acquisition in March 2010. Finally, higher-costing time deposits that were assumed from Bank of Hiawassee matured during the second quarter and were repriced at lower rates.

Balance Sheet Changes

Management's efforts to reduce exposures in the non-covered residential construction and acquisition and development loan portfolios resulted in a $5.0 million decrease in these loan portfolios during the six months ended June 30, 2010, excluding loans acquired from Bank of Hiawassee. Speculative residential construction loans decreased by $3.9 million, or 35.6%, and residential acquisition and development loans decreased by $6.7 million, or 18.7%, during the six month period ended June 30, 2010. Management expects that these efforts will continue and that loan demand in general will remain soft during the second half of 2010. However, the Company expects to extract market share gains in selective loan categories in certain markets as a result of market disruptions caused by additional bank failures and mergers in Charlotte, North Carolina and North Georgia.

The Company continues to experience steady core deposit growth. Excluding the deposits assumed in the Bank of Hiawassee acquisition, total core deposits increased by $7.1 million, or 2.5% during the first six months of 2010. This growth was primarily driven by demand deposit accounts, which increased by $4.3 million, or 2.8%, and money market accounts, which increased by $1.8 million, or 1.5%, during the six-month period. The steady growth in core deposits was attributable to a continued focus on deposit gathering, enhanced treasury management services, and increased market share due to mergers and a general "flight to quality" among community bank depositors.

Capital

The Company's capital position continues to be a source of strength during these uncertain economic times. The Bank's capital exceeds all regulatory capital measures and is considered "well-capitalized" for regulatory purposes. This is the highest capital designation established by the Bank's regulatory authorities. The Bank's total risk-based capital ratio was 16.82% at June 30, 2010, compared to 15.53% at March 31, 2010.  In addition, the Company improved its tangible common equity ratio to 6.86% of tangible assets at June 30, 2010, compared to 5.78% at March 31, 2010. The Company's tangible common equity ratio improved during the second quarter of 2010 due to the successful conversion of $8.3 million of Series B Preferred Stock to common stock as a part of the Company's capital raise associated with our FDIC-assisted acquisition of Bank of Hiawassee.

Income Statement Changes

Noninterest income for the second quarter of 2010 compared to the second quarter of 2009 increased by $487,000, or 24.2%, to $2.5 million. This increase was primarily due to the $605,000 gain resulting from the FDIC-assisted acquisition of Bank of Hiawassee in March 2010. In addition, the Company recorded a $150,000 increase in service charges on deposits, a $149,000 increase in brokerage fee income and a $47,000 increase in other noninterest income. The continued growth in core deposits was the driving factor in the growth in service charges on deposits while the acquisition of Bank of Hiawassee was a primary contributor to the increase in brokerage fee income.

Noninterest expense increased by $2.0 million during the second quarter to $7.3 million. The increase was primarily due to expenses related to the Bank of Hiawassee acquisition. The Company is rapidly implementing cost reduction measures related to the acquisition, including staff consolidations, data processing and technology integration, and facilities evaluations. These cost reductions should be fully implemented by the end of the third quarter of 2010 and the full effect of these reductions should be experienced in the fourth quarter of 2010.

About Citizens South Banking Corporation

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At June 30, 2010, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, and Fannin counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC". The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2009, describe some of these factors.

Citizens South Banking Corporation
Quarterly Financial Highlights (unaudited)	2010		2009
	At and For the Quarters Ended
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 12,220	$ 9,167	$ 9,317	$ 9,620	$ 9,820
Interest expense	4,083	3,393	3,531	3,947	4,346
Net interest income - taxable equivalent	8,137	5,774	5,786	5,673	5,474
Less: Taxable-equivalent adjustment	114	98	106	139	142
Net interest income	8,023	5,676	5,680	5,534	5,332
Provision for loan losses	3,000	3,050	4,155	3,975	1,950
Net interest income after loan loss provision	5,023	2,626	1,525	1,559	3,382
Noninterest income	2,503	20,228	2,451	2,501	2,016
Noninterest expense	7,279	6,356	34,867	5,229	5,239
Net income (loss) before income taxes	247	16,498	(30,891)	(1,169)	159
Income tax expense (benefit)	(108)	6,201	(611)	(672)	(155)
Net income (loss)	355	10,297	(30,280)	(497)	314
Dividends on preferred stock	257	257	259	262	259
Net income (loss) available to common stockholders	$ 98	$ 10,040	$ (30,539)	$ (759)	$ 55

Per Common Share Data:
Net income:
Basic	$ 0.01	$ 1.29	$ (4.11)	$ (0.10)	$ 0.01
Diluted	0.01	1.29	(4.11)	(0.10)	0.01
Weighted average shares outstanding:
Basic	9,077,042	7,786,819	7,426,992	7,419,206	7,404,218
Diluted	9,077,042	7,786,819	7,426,992	7,419,206	7,404,218
End of period shares outstanding	10,965,941	9,125,942	7,526,854	7,526,854	7,526,854
Cash dividends declared	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Book value	6.91	7.39	6.87	11.08	11.11
Tangible book value	6.73	7.16	6.80	7.06	7.07

End of Period Balances:
Total assets	$ 1,077,432	$ 1,132,652	$ 791,532	$ 820,608	$ 836,283
Loans, net of deferred fees	776,234	787,643	610,201	616,793	629,962
Investment securities	97,679	100,161	83,369	90,174	97,452
Interest-earning assets	927,758	987,669	725,835	734,938	751,733
Deposits	853,526	884,127	609,345	606,614	616,233
Stockholders' equity	96,411	96,390	72,322	103,990	104,158

Quarterly Average Balances:
Total assets	$ 1,105,788	$ 873,418	$ 823,608	$ 831,268	$ 841,169
Loans, net of deferred fees	780,209	599,826	610,568	624,112	635,645
Investment securities	100,501	89,020	87,061	94,673	107,140
Interest-earning assets	949,130	732,124	736,134	741,974	751,381
Deposits	859,408	614,007	605,608	609,243	616,926
Stockholders' equity	96,282	78,292	103,313	103,913	104,813

Financial Performance Ratios (annualized):
Return on average assets	0.04%	4.66%	-14.71%	-0.36%	0.03%
Return on average common equity	0.56%	73.21%	-146.44%	-3.61%	0.26%
Noninterest income to average total assets (1)	0.91%	9.26%	1.19%	1.20%	0.96%
Noninterest expense to average total assets (2)	2.63%	2.91%	16.93%	2.52%	2.49%
Efficiency ratio (1) (2)	68.41%	24.44%	423.30%	63.97%	69.95%

Citizens South Banking Corporation
Quarterly Financial Highlights (unaudited)	2010		2009
	At and For the Quarters Ended
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Net Interest Margin (annualized):
Yield on earning assets	4.96%	5.02%	4.98%	5.13%	5.26%
Cost of funds	1.72%	2.01%	2.09%	2.30%	2.54%
Net Interest spread	3.24%	3.01%	2.89%	2.83%	2.72%
Net interest margin (taxable equivalent)	3.34%	3.20%	3.12%	3.03%	2.92%

Credit Quality Information and Ratios:
Past due loans (30+ days) - non-covered	$ 21,777	$ 18,851	$ 21,879	$ 20,670	$ 19,458
Past due loans - non-covered to total non-covered loans	3.60%	3.11%	3.59%	3.35%	3.09%

Past due loans (30+ days) - covered by FDIC loss-share (3)	$ 30,182	$ 27,965	--	--	--
Past due loans - covered to total covered loans	17.65%	15.44%	--	--	--

Allowance for loan losses - beginning of period	$ 9,230	$ 9,189	$ 9,499	$ 8,685	$ 8,730
Add: Provision for loan losses	3,000	3,050	4,155	3,975	1,950
Less: Net charge-offs (NCOs)	2,434	3,009	4,465	3,161	1,995
Allowance for loan losses - end of period	9,796	9,230	9,189	9,499	8,685

Allowance for loan losses to total non-covered loans	1.62%	1.52%	1.51%	1.54%	1.38%
Net charge-offs to average non-covered loans (annualized)	1.61%	1.98%	2.93%	2.04%	1.28%
Nonperforming non-covered loans to non-covered loans	2.15%	2.26%	1.96%	1.73%	1.64%
Nonperforming non-covered assets to total assets	1.97%	1.69%	2.15%	1.72%	1.49%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	3.46%	3.12%	2.77%	2.28%	1.97%

Nonperforming Assets (NPAs):
Nonperforming loans:
Non-covered loans:
Residential	$ 1,646	$ 1,618	$ 898	$ 345	$ 432
Construction	896	443	1,048	1,554	1,335
Acquisition and development	691	2,890	3,419	3,510	379
Commercial land	3,252	6,148	3,640	1,884	1,813
Other commercial real estate	4,127	1,422	1,841	2,197	5,307
Commercial business	742	131	140	--	94
Consumer	1,652	1,083	1,004	1,208	1,000
Total non-covered nonperforming loans	13,006	13,735	11,990	10,698	10,360
Total nonperforming loans covered by FDIC loss-share (4)	24,924	18,148	--	--	--
Other real estate owned - non-covered	8,239	5,386	5,067	3,444	2,111
Other real estate owned - covered by FDIC loss share	2,343	2,009	--	--	--
Total nonperforming assets	$ 48,512	$ 39,278	$ 17,057	$ 14,142	$ 12,471

Capital Ratios:
Tangible common equity	6.86%	5.78%	6.47%	6.72%	6.61%
Total Risk-Based Capital (Bank only)	16.82%	15.53%	14.07%	14.68%	14.31%
Tier 1 Risk-Based Capital (Bank only)	15.52%	14.47%	12.98%	13.53%	13.27%
Tier 1 Total Capital (Bank only)	9.74%	9.18%	10.44%	10.70%	10.35%

(1) Includes the gain on acquisition of Bank of Hiawassee of $605,000 for the quarter ended June 30, 2010 and $18.7 million for the quarter ended March 31, 2010.
(2) Includes the acquisition and integration expenses of $94,000 for the quarter ended June 30, 2010 and $787,000 for the quarter ended March 31, 2010 and $29.6 million impairment of goodwill for the quarter ended December 31, 2009.
(3) The contractual balance of past due loans covered by FDIC loss-share agreements totaled $41.8 million at June 30, 2010 and $42.8 million at March 31, 2010.
(4) The contractual balance of nonperforming loans covered by FDIC loss-share agreements totaled $35.4 million at June 30, 2010 and $29.0 million at March 31, 2010.

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2010	December 31, 2009

(Dollars in thousands)	(unaudited)

Assets
Cash and due from banks	$ 8,223	$ 8,925
Interest-earning bank balances	101,723	44,255
Cash and cash equivalents	109,946	53,180
Investment securities available for sale	71,803	50,990
Investment securities held to maturity	25,876	32,380
Loans, non-covered	605,232	610,201
Loans, covered by FDIC loss-share	171,002	--
Allowance for loan losses	(9,796)	(9,189)
Loans, net of deferred fees	766,438	601,012
Other real estate owned - non-covered	8,239	5,067
Other real estate owned - covered by FDIC loss-share	2,343	--
Premises and equipment, net	15,458	15,436
FDIC loss-share receivable	36,470	--
Accrued interest receivable	3,405	2,430
Federal Home Loan Bank stock	6,397	4,149
Intangible assets	1,988	570
Bank-owned life insurance	17,930	17,522
Other assets	11,139	8,796
Total assets	$ 1,077,432	$ 791,532

Liabilities
Deposits	$ 853,526	$ 609,345
Borrowed money	89,386	82,165
Subordinated debt	15,464	15,464
Retail repurchase agreements	9,765	8,970
Other liabilities	12,879	3,266
Total liabilities	981,020	719,210
Comitments and contingencies
Stockholders' Equity
Preferred stock, $0.01 par value, Authorized: 1,000,000 shares; Issued and outstanding: 20,500 shares at March 31, 2010 and December 31, 2009, respectively	20,631	20,589
Common stock, $0.01 par value, Authorized: 20,000,000 shares; 11,011,414 Issued: 11,011,414 and 9,062,727 shares at June 30, 2010 and December 31, 2009, respectively, Outstanding: 10,965,941 and 7,526,854 shares at June 30, 2010 and December 31, 2009, respectively	124	91
Additional paid-in-capital	62,857	48,528
Retained earnings, substantially restricted	12,774	3,411
Accumulated other comprehensive income (loss)	26	(297)
Total stockholders' equity	96,412	72,322
Total liabilities and stockholders' equity	$ 1,077,432	$ 791,532

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

(Dollars in thousands, except per share data)

Interest Income:
Loans	$ 11,143	$ 8,441	$ 19,354	$ 16,799
Investment securities	864	1,224	1,672	2,547
Interest-bearing deposits	99	13	149	18
Total interest income	12,106	9,678	21,175	19,364
Interest Expense:
Deposits	2,904	3,196	5,169	6,724
Borrowed funds	1,179	1,150	2,308	2,324
Total interest expense	4,083	4,346	7,477	9,048

Net interest income	8,023	5,332	13,698	10,316
Provision for loan losses	3,000	1,950	6,050	2,850
Net interest income after provision for loan losses	5,023	3,382	7,648	7,466
Noninterest Income:
Service charges on deposit accounts	971	822	1,761	1,569
Mortgage banking income	357	462	567	760
Other loan fees	88	80	131	138
Commissions on sales of financial products	188	39	306	94
Income from bank-owned life insurance	243	182	432	368
Gain from acquisition	605	--	19,338	--
Gain on sale of investments	10	308	44	308
Loss on sale of other assets	(203)	(73)	(266)	(244)
Other income	244	196	418	272
Total noninterest income	2,503	2,016	22,731	3,265
Noninterest Expense:
Compensation and benefits	3,652	2,526	6,295	5,018
Occupancy and equipment expense	1,039	652	1,722	1,326
Advertising	93	110	150	188
Professional services	233	237	467	474
Data processing	190	131	331	259
Deposit insurance	354	491	614	593
Amortization of intangible assets	154	81	218	162
Valuation adjustment on other real estate owned	210	50	694	175
Impairment on investment securities	--	91	--	214
Acquisition and integration expenses	94	--	882	--
Other expenses	1,260	870	2,262	1,767
Total noninterest expense	7,279	5,239	13,635	10,176

Income before income tax expense (benefit)	247	159	16,744	555
Income tax expense (benefit)	(108)	(155)	6,093	(216)
Net income	355	314	10,651	771
Dividends on preferred stock	257	259	513	513

Net income available to common stockholders	$ 98	$ 55	$ 10,138	$ 258

Net income per common share:
Basic	$ 0.01	$ 0.01	$ 1.20	$ 0.03
Diluted	0.01	0.01	1.20	0.03

See accompanying notes to consolidated financial statements.
CONTACT:  Citizens South Banking Corporation
          Gary F. Hoskins, CFO
          (704) 884-2263
          gary.hoskins@citizenssouth.com